Exhibit 99.2

ADDENDUM TO
SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

THIS ADDENDUM TO SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS (“Addendum”)is being entered into between and among GENERAL CABLE CORPORATION (“Employer”) and CHRISTOPHER F. VIRGULAK on behalf of himself, his heirs, assigns, representatives (hereinafter “Employee”) (collectively the “Parties”) to supplement the Separation Agreement and General Release of Claims entered into between the Parties on      , 2006 (“Separation Agreement”), in order release of claims relating in any way to Employee’s employment with Employer or termination thereof during the Transition Period. The Addendum is meant to supplement and in no way to supersede the provisions of the Separation Agreement.

NOW THEREFORE, in consideration for the mutual premises and agreements contained herein and intending to be legally bound, the Parties agree as follows:

1. The terms of the Separation Agreement and General Release of Claims dated      , 2006 remain in full force and effect.

2. Upon Employee’ execution of this Agreement, and in consideration of the payments and other benefits described in Paragraph 2(b) of the Separation Agreement, Employee hereby unconditionally releases and completely and forever discharges Employer, on behalf of and for the benefit of itself, all related corporate entities and partnerships, its and their officers, directors, partners, shareholders, agents, attorneys, employees, successors and assigns (“Released Parties”) from any and all rights and claims that he may have based on or relating to his employment with the Employer or the termination of that employment for any and all reasons. Employee specifically releases the Released Parties from any rights or claims which Employee may have based upon the Age Discrimination in Employment Act, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, as amended, which prohibits discrimination in employment based on race, color, creed, national origin or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act of 1990, which prohibits discrimination against disabled persons; the Employer Retirement Income Security Act, which regulates employment benefits; the Kentucky Human Rights Act or any other federal, state or local laws or regulations prohibiting employment discrimination or which otherwise regulate employment terms and conditions. Employee also releases the Released Parties from any claim for wrongful discharge, unfair treatment, breach of public policy, express or implied contract, or any other claims arising under common law which relate in any way to Employee’s employment with the Employer or the termination thereof. This Release covers claims that Employee knows about and those that he may not know about up through the date of this Release. This Release specifically includes any and all claims for attorney’s fees and costs which are incurred by Employee for any reason.

3. Employee acknowledges that the consideration addressed in paragraph 2 of the Separation Agreement and Paragraph 4 in this Addendum is satisfactory and adequate in exchange for his promises and general release of claims during the Transition Period and to which he is entitled only upon signing this Addendum.

4. Employer agrees to pay to Employee additional good and valuable consideration in the amount of $100 within ten (10) days after execution of this Agreement.

5. Employee understands that he is being given a period of twenty-one (21) days to review and consider this Agreement before signing it. Employee understands that he may use as much of this twenty-one (21) day period as he wishes prior to signing it.

6. Employee may revoke this Agreement within seven (7) days of his signing it. Revocation can be made by delivering a written notice of revocation to Robert J. Siverd, Executive Vice President and General Counsel, 4 Tesseneer Drive, Highland Heights, KY 41076. For this revocation to be effective, written notice must be received by Robert J. Siverd no later than the close of business on the seventh (7th) day after Employee signs the Agreement. If Employee revokes this Agreement, it shall not be effective and enforceable and Employee will not receive the consideration contained in Paragraph 2 or any other consideration set forth herein.

7. EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT. EMPLOYEE UNDERSTANDS AND AGREES THAT THIS AGREEMENT CONTAINS A GENERAL RELEASE OF CLAIMS RELATING TO HIS EMPLOYMENT AND THE TERMINATION OF THAT EMPLOYMENT AGAINST ALL RELEASED PARTIES.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties agree to the terms of this Agreement.

Witness:	GENERAL CABLE CORPORATION

By:

Dated:

Witness:	EMPLOYEE

Dated: